UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the registrant ☒

Filed by a Party other than the registrant ☐

Check the appropriate box:
☐	Preliminary proxy statement.

☐	Definitive proxy statement.

☒	Definitive additional materials.

☐	Soliciting material under Rule 14a-12.

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-b(e)(2))

Lord Abbett Securities Trust

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than the Registrant)

Payment of filing fee (check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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Lord Abbett Small Cap Blend Fund
Proxy Vote & Merger

This document is intended for select internal use to provide our Due Diligence, Relationship Management, Marketing and Sales personnel. This is NOT intended for external use or firm-wide distribution.

Background
In an effort to improve the quality of our clients’ investment experience, shareholders of Lord Abbett Small Cap Blend Fund are being asked to approve a merger that would combine the Fund with the Lord Abbett Value Opportunities Fund. The Fund is expected to be merged into Value Opportunities Fund after the close of business on July 19, 2013.

Additionally, in order to accommodate shareholders who would prefer to remain in a pure small cap strategy, the Lord Abbett Developing Growth Fund and Lord Abbett Small Cap Value Fund, which generally are closed to new investors, are available for purchase through a special exchange privilege by shareholders of Lord Abbett Small Cap Blend Fund who:

•	Own shares of Lord Abbett Small Cap Blend Fund on or after the Effective Date (2/28/2013); and

•	Exchange shares of Lord Abbett Small Cap Blend Fund for shares of the same class of Lord Abbett Developing Growth Fund or Lord Abbett Small Cap Value Fund, or both.

Proxy Vote
Shareholders of the Small Cap Blend Fund will be asked to vote on this proposal either by Internet, phone or mail – or at a meeting scheduled to be held on July 12, 2013. Shareholders of Value Opportunities Fund will not be solicited because their approval or consent is not necessary for the merger to proceed.

If the merger is completed, Small Cap Blend Fund shareholders will become shareholders of Value Opportunities Fund. They will receive Value Opportunities Fund shares of the same class with a total value equal to their investment in Small Cap Blend Fund. The merger is expected to be a tax-free reorganization for federal income tax purposes, and shareholders will not be charged any sales charges, commissions, or other fees in connection with it. The merger currently is expected to take place on July 19, 2013.

Proxy solicitation materials are expected to be mailed on May 23, 2013. The materials will provide more information about the proposed merger and Value Opportunities Fund.

Questions & Answers

1.	Who is eligible to vote?

Small Cap Blend Fund shareholders of record as of April 26, 2013 are eligible to vote on the proposal, even if they have since redeemed some or all of their shares. Shareholders who first purchased shares of Small Cap Blend Fund after April 26th are not eligible to vote.

2.	Why aren’t Value Opportunities Fund shareholders being asked to vote?

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Shareholders of Value Opportunities Fund are not being asked to vote because their approval or consent is not necessary for the merger to proceed. If the merger is completed, Value Opportunities Fund will keep the same investment mandate, portfolio managers, pricing, and other attributes.

3.	When are shareholders able to vote?
The proxy solicitation period commences on May 23, 2013 and concludes at the shareholder meeting on July 12, 2013.

4.	How do shareholders vote?
Shareholders can vote in any of the following ways:
	•	Via the Internet –www.proxyvote.com
	•	By telephone –1-800-690-6903 for automated voting or 1-888-991-1294 for the Broadridge call center.
	•	By mail (return proxy card to the address indicated)
	•	At the shareholder meeting on July 12, 2013, which will be held at 9:00 am at Lord Abbett’s home office.

5.	When can I contact shareholders regarding the proxy solicitation?
Prior to May 23:
	•	CAN contact home offices and FAs
	•	CAN communicate basic information (stay within scope of 2/28/13 prospectus sticker)
	•	CANNOT contact shareholders
	•	CANNOT distribute copies of proxy materials
	•	CANNOT solicit, persuade, influence, etc.

On May 23 and thereafter:
	•	CAN contact home offices, FAs & shareholders
	•	CAN distribute copies of proxy materials
	•	CAN solicit, persuade, influence, etc.

6.	Can I contact shareholders by email?

The preferred method of communication is by telephone. Email should be used only to refer shareholders to the prospectus sticker, the proxy materials, or Lord Abbett’s website (which will have the sticker and links to the proxy voting website) for more information. For example, you may simply write “Please refer to the attached sticker to the Small Cap Blend Fund prospectus for further information” and attach the sticker to the email (the prospectus sticker is included in the email with this Q&A).

7.	Can Lord Abbett employees receive votes from shareholders?

No, Lord Abbett employees cannot accept votes from shareholders. Votes will be received and recorded by Broadridge Financial Solutions, a proxy solicitation firm. Shareholders will be provided with a website, telephone number and proxy card so that they may vote online, over the phone or by mail, respectively. They may also vote in person at the shareholder meeting on July 12th at Lord Abbett’s home office at 9:00 am.

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8.	Can a broker vote any Small Cap Blend Fund shares that its client, as beneficial owner of the shares, has not voted?

No. Because this proposal is not “routine,” brokers are not empowered to vote shares for which they have not received instructions from beneficial owners. However, in some circumstances, brokers may vote uninstructed shares to help Small Cap Blend Fund establish a quorum. These so-called “broker non-votes” will assist Small Cap Blend Fund in reaching a quorum, but will have the practical effect of a “no” vote for purposes of obtaining the requisite vote for approval of the merger.

9.	If I receive a call from a Small Cap Blend Fund shareholder who has questions relating to the proposal or would like to vote their shares, to what phone number can I transfer them?
888-991-1294 – this is the toll free number for the Broadridge call center, which will be making outbound calls and taking inbound calls to answer any proxy related questions and receive votes.

10.	Can Lord Abbett employees advise shareholders whether to vote for or against the proposal?

No, as representatives of Small Cap Blend Fund’s investment adviser, Lord Abbett employees should not advise shareholders whether to vote for or against the proposal. However, employees may answer questions about the proposal and provide shareholders with details on the voting methods. If a Small Cap Blend Fund shareholder inquires about whether the Fund has made a recommendation, employees may note that the Fund’s Board of Trustees has recommended that shareholders vote for the proposal. The basis for the Board’s recommendation is explained in the proxy materials.

11.	If the merger is approved, what are the implications for shareholders of Small Cap Blend Fund?

If the proposal is approved, shareholders of Small Cap Blend Fund will become shareholders of Value Opportunities Fund, and immediately following the merger will own the same dollar value of shares that they owned before the merger. It is not expected that Small Cap Blend Fund shareholders will pay any taxes, sales charges or other fees as a result of the merger.

12.	If approved, when will the merger take place?

Assuming shareholders approve the reorganization, the merger transaction currently is expected to take place at the close of business on Friday, July 19, 2013. If the required number of votes to approve the proposal is not received by July 12th, the merger may be postponed beyond July 19th to enable additional solicitation.

13.	What will happen to purchase orders for Small Cap Blend Fund around the time of the merger?

Small Cap Blend Fund is expected to remain open for purchases until the time of the merger. In telephone conversations regarding potential purchases of or exchanges into Small Cap Blend Fund, investors should be informed of the potential merger (or, if the merger has been approved, of the pending merger), as disclosed in the sticker. If received after the close of regular trading on the NYSE on the eve of the merger, purchase orders for, or requests for exchanges into, shares of Small Cap Blend Fund will be considered purchase orders for, or requests for exchanges into, shares of Value Opportunities Fund.

14.	What will happen if Small Cap Blend Fund shareholders do not approve the proposal?
If Small Cap Blend Fund shareholders do not approve the proposal, the merger will not take place and the Fund’s Board of Trustees may consider pursuing other courses of action on behalf of the Fund.

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